Bonds.com Group, Inc. 8-K

Exhibit 10.14

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (the “Agreement”), dated as of October 19, 2010, is entered into by and between Bonds.com Group, Inc., a Delaware corporation (the “Company”) and UBS Americas Inc., a Delaware corporation (“Holder”).

WHEREAS:

A.           The Company has previously issued to Holder an Ordinary Purchase Rights Certificate, dated January 11, 2010, evidencing Holder’s right to purchase 137,280 shares of the Company’s Series A Participating Preferred Stock, par value $0.0001 per share (the “Series A Preferred”) at a purchase price per share of $37.50, subject to adjustment (the “Purchase Rights”).

B.           Holder wishes to terminate and cancel the Purchase Rights in exchange for 38,896 newly issued shares of the Company’s Series A Preferred.

NOW, THEREFORE, the Company and Holder hereby agree as follows:

1.           EXCHANGE OF PURCHASE RIGHTS

(a)           Exchange.  Holder hereby agrees that the Purchase Rights and all rights and privileges evidenced thereby or reflected therein (along with all such rights referenced, evidenced or reflected in the Unit Purchase Agreement, dated January 11, 2010, by and among the Company and Holder) are immediately cancelled, terminated and of no further force or effect, and the Company shall issue to Holder in exchange therefore 38,896 shares of Series A Preferred (the “Shares”).

(b)           Issuance of Certificates.  The Company shall deliver certificates evidencing the Shares to Holder within five (5) Business Days of the date hereof.

2.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and warrants to Holder that:

(a)           Organization and Qualification.  Each of the Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns at least a majority of the capital stock or other equity or similar interest) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted.  Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing (or, with respect to the State of Florida, active status) in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, individually or taken as a whole.

(b)           Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Shares in accordance with the terms hereof.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Shares have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders.  This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)           Issuance of Shares.  The Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all liens with respect to the issue thereof.  Assuming the accuracy and completeness of Holder’s representations in Section 3, the offer and issuance by the Company of the Shares is exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”).

(d)           No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), or the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), any memorandum of association, certificate of incorporation, articles of association, bylaws, certificate of formation, any certificate of designation or other constituent documents of the Company or any of its Subsidiaries, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of any Self-Regulatory Organization (as defined below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.  For purposes of this Agreement, “Self-Regulatory Organization” means the Financial Industry Regulatory Authority, Inc. (together with any successor entity, “FINRA”) and any other commission, board, agency or body that is charged with the supervision or regulation of the brokers and dealers that are its members.

3.           HOLDER’S REPRESENTATIONS AND WARRANTIES.

(a)           Validity; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of Holder and constitutes the legal, valid and binding obligations of Holder enforceable against Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b)           No Public Sale or Distribution.  Holder is acquiring the Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act and Holder does not have a present arrangement to effect any distribution of the Shares to or through any person or entity; provided, however, that by making the representations herein, Holder does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.  Holder is acquiring the Shares hereunder in the ordinary course of its business.  Holder does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any Shares.

(c)           Accredited Investor Status.  Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d)           Reliance on Exemptions.  Holder understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Holder set forth herein in order to determine the availability of such exemptions and the eligibility of Holder to acquire the Shares.

(e)           Information.  Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by Holder.  Holder and its advisors have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by Holder or its advisors, if any, or its representatives shall modify, amend or affect Holder’s right to rely on the Company’s representations and warranties contained herein.  Holder understands that its investment in the Shares involves a high degree of risk and is able to afford a complete loss of such investment.  Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

(f)           Transfer or Resale.  Holder understands that: (i) the Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Holder shall have delivered to the Company an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Holder provides the Company with reasonable assurance that such Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the Person through whom the sale is made), may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  Notwithstanding the foregoing, the Shares may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Shares and such pledge of Shares shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and if Holder effects a pledge of Shares it shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement.

(g)           General Solicitation.  Holder is not acquiring the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to Holder’s knowledge, any other general solicitation or general advertisement.

4.           COVENANTS.

(a)           Transfer Restrictions.

(i)           The Shares may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of Holder, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the 1933 Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement.

(ii)          Holder agrees to the imprinting, so long as is required by this Section 4(a), of a legend on the Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(b)           Removal of Legend. Certificates evidencing the Shares shall not require the foregoing legend: (i) while a registration statement covering the resale of such Shares is effective under the 1933 Act, or (ii) if such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and without volume or manner-of-sale restrictions, or (iii) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the SEC).  The Company agrees that at such time as such legend is no longer required under this Section 4(b), it will, no later than three trading days following the delivery by Holder to the Company or the Company’s transfer agent of a certificate representing the Shares, as applicable, issued with a restrictive legend along with an acceptable legal opinion and broker representation letter, deliver or cause to be delivered to Holder a certificate representing such shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the Company’s transfer agent that enlarge the restrictions on transfer set forth in this Section.

(c)           Compliance with 1933 Act.  Holder agrees that Holder will sell any Shares pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Shares as set forth in Section 4(b) is predicated upon the Company's reliance upon this understanding.

5.           MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)           Entire Agreement; Amendments.  This Agreement supersedes all other prior oral or written agreements between Holder, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein or therein, neither the Company nor Holder makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Holder and any of their respective successors or assigns.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f)           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service prior to such courier’s deadline for next Business Day delivery to the recipient (all delivery fees and charges prepaid), in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Bonds.com Group, Inc.
529 5th Avenue, 8th Floor
New York, New York 10017
Attention:  Chief Executive Officer
Fax No:  (212) 946-3999

If to Holder:

UBS Americas Inc.
677 Washington Boulevard
Stamford, CT 06901
Telephone: (203) 719-5427
Facsimile: (203) 719-5627
Attention:  Head of Traded Products - Legal

with a copy (for informational purposes only) to:

Bingham McCutchen LLP
399 Third Avenue
New York, New York  10022
Telephone:  (212) 705-7278
Facsimile:  (212) 702-3645
Attention:  Kenneth A. Kopelman, Esq.

or to such other address, facsimile number and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(h)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)           Survival of Representations and Warranties and Covenants.  The representations and warranties, covenants and agreements of the Company and Holder contained in this Agreement shall survive the Closing.

(j)           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)           No Strict Construction; Definition of Business Day.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  As used herein, the term “Business Day” shall mean any day other than (a) a Saturday or Sunday and (b) any day on which banks are required or permitted to be closed in New York, New York.

(l)           Definition of Knowledge.  “Knowledge,” including the phrase “to the Company’s knowledge,” shall mean the knowledge after reasonable investigation of the officers and senior employees of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, Holder and the Company have caused this Exchange Agreement to be duly executed as of the date first written above.

COMPANY:

BONDS.COM GROUP, INC.

By:	/s/ Michael O. Sanderson
Name:	Michael O. Sanderson
Title:	CEO

HOLDER:

UBS AMERICAS INC.

By:	/s/ Per Dyrvik
Name:	Per Dyrvik
Title:	Managing Director

By:	/s/ Joan Lavis
Name:	Joan Lavis
Title:	Managing Director

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